                                                               Exhibit 99.1

JAMES E. LYONS (Cal. Bar No. 112582)
TIMOTHY A. MILLER (Cal. Bar. No. 154744)
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Four Embarcadero Center, Suite 3800
San Francisco, California  94111
Telephone:  (415) 984-6400
Facsimile:  (415) 984-2698

JONATHAN J. LERNER (Admitted Pro Hac Vice)
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
4 Times Square
New York, New York 10036
Telephone:  (212) 735-3000
Facsimile:  (212) 735-2000

Attorneys for Plaintiff and Counterclaim Plaintiff
MCKESSON HBOC, INC.

                          UNITED STATES DISTRICT COURT

                         NORTHERN DISTRICT OF CALIFORNIA

                                SAN JOSE DIVISION



McKESSON HBOC, INC.,                               Case No. ________________

  Plaintiff and
  Counterclaim Plaintiff,              COMPLAINT AND COMPULSORY
                                       COUNTERCLAIM OF MCKESSON
                                       HBOC, INC.
                           vs.
                                       DEFENDANT CLASS ACTION

NEW YORK STATE COMMON RETIREMENT FUND, INC., individually and as a representative of a defendant class consisting of all persons who exchanged more than 20,000 shares of HBO & Company common stock for shares of McKesson HBOC, Inc. common stock on or after January 12, 1999 (as defined herein),

                  Defendants and
                  Counterclaim Defendants.

-------------------------------------

IN RE McKESSON HBOC, INC.              MASTER File No. C- 99-20743-RMW
SECURITIES LITIGATION
                                       Class Action

-------------------------------------

This Document Relates to: All Actions

-------------------------------------
                                       DEMAND FOR JURY TRIAL

     Plaintiff McKesson HBOC, Inc. ("McKesson HBOC"), by its attorneys, Skadden, Arps, Slate, Meagher & Flom LLP, for its complaint and compulsory counterclaim against defendant the New York State Common Retirement Fund ("NYSCRF"), individually and as a representative of a defendant class consisting of all persons who exchanged more than 20,000 shares of HBO & Company ("HBOC") common stock for shares of McKesson HBOC common stock on or after January 12, 1999 (as defined below), alleges as follows:

                              NATURE OF THE ACTION

     1. This is an action against defendant NYSCRF, individually and as representative of a class consisting of all persons who exchanged more than 20,000 HBOC common shares for common shares of McKesson HBOC on or after January 12, 1999, as further defined below (the "HBOC Shareholders"). NYSCRF is also the lead plaintiff in the consolidated securities class action against McKesson HBOC and other defendants currently pending in the Northern District of California (Case No. 99-20743-RMW; hereinafter, the "Securities Litigation"). The claims asserted in this action are also compulsory counterclaims in that action. 1.

     2. McKesson HBOC is seeking to recover for itself, which will indirectly benefit its shareholders, the unjust enrichment derived by NYSCRF and the other HBOC Shareholders at the direct expense of McKesson HBOC. On January 12, 1999, pursuant to a merger agreement between McKesson Corporation ("McKesson"), which changed its name to McKesson HBOC after the Merger, McKesson Merger Sub, Inc. ("Merger Sub") and HBOC, NYSCRF, along with the other HBOC shareholders, exchanged artificially inflated shares of HBOC for shares of McKesson (the "Merger"). The HBOC shares were inflated because HBOC had not disclosed accounting improprieties in its pre-Merger financial statements. Had HBOC disclosed those improprieties prior to the Merger, the market would have discounted the shares to correct the inflation in HBOC's share price. As a result, McKesson HBOC would not have agreed to the exchange ratio set forth in the merger agreement. Instead, because HBOC's pre-Merger accounting improprieties were not disclosed until after the Merger, McKesson HBOC was harmed by paying more for the shares of HBOC than it otherwise would have. Conversely,

NYSCRF and the other HBOC Shareholders who exchanged inflated HBOC shares for valuable McKesson shares were unjustly enriched, at the direct expense of McKesson HBOC, by virtue of their receipt of a disproportionately large number of shares of McKesson HBOC.

FORMAL JUDICIAL ADMISSIONS OF NYSCRF

     3. NYSCRF has admitted that it and the other HBOC Shareholders were unjustly enriched at the direct expense of McKesson HBOC.

     4. In the Second Amended and Consolidated Class Action Complaint in the Securities Litigation ("Second Amended Complaint"), NYSCRF stated: "The purpose and result of this scheme [to inflate HBOC's financial results and conceal HBOC's true financial condition and operating results] was to enable HBOC to publish the false financial statements . . . to allow HBOC to acquire companies at artificially low prices by using inflated HBOC stock as currency and to accomplish the Merger with McKesson." (Second Amended Complaint Paragraph 122; emphasis added; internal citations omitted.)

     5. NYSCRF has further admitted that McKesson HBOC was a "stable, prosperous company" harmed by the artificial inflation of HBOC stock, to the benefit of NYSCRF and the other HBOC Shareholders. In the words of NYSCRF: "The defendants named in this count were also motivated by the desire to enable HBOC to use stock as currency to make acquisitions of other companies during the Class
Period. . . . By making these acquisitions and building HBOC's revenues and product lines, defendants were able to position HBOC so that it could merge with a stable, prosperous company like McKesson." (Second Amended Complaint Paragraph 160; emphasis added.)

     6. In its original Amended and Consolidated Class Action Complaint in the Securities Litigation ("ACCAC"), NYSCRF admitted that it and the other HBOC Shareholders unjustly benefitted from the Merger: "The merger with McKesson thus enabled each of the Individual Defendants named in this Claim to divest all of their holdings in HBOC stock at an artificially inflated price." (ACCAC Paragraph 206; emphasis added.) NYSCRF further admitted that this benefit was derived directly at the expense of McKesson HBOC: "They agreed to a merger at an exchange ratio that was materially unfair to McKesson shareholders in that the assumed value of HBOC stock was materially overstated." (ACCAC Paragraph 224(c); emphasis added.)

THE MERGER

     7. On October 17, 1998, McKesson and HBOC entered into a merger agreement. The transaction was approved by the shareholders of both companies and was consummated on January 12, 1999. Relying on the financial statements and other disclosures made by HBOC and McKesson to each other, the transaction was structured as a "reverse triangular merger" in which Merger Sub (a subsidiary of McKesson formed for the merger transaction), merged with and into HBOC, with HBOC as the surviving corporation. Upon consummation of the Merger, HBOC became a wholly-owned subsidiary of McKesson. McKesson was subsequently renamed McKesson HBOC. McKesson HBOC is not a successor to HBOC.

     8. The Merger was completed on January 12, 1999. In the Merger, NYSCRF and other HBOC shareholders received 0.37 shares of McKesson common stock for each of their shares of HBOC common stock (the "Exchange Ratio"). As a result, the shares of McKesson common stock issued to HBOC shareholders constituted about 64% of all the issued and outstanding shares of McKesson HBOC.

THE RESTATEMENT

     9. In April 1999, McKesson HBOC discovered improper accounting practices at HBOC. On July 16, 1999, McKesson HBOC filed with the Securities and Exchange Commission its Annual Report on Form 10-K/A for the fiscal year ended March 31, 1999 (the "Form 10-K/A"), which contained McKesson HBOC's consolidated financial statements. The Form 10-K/A announced that, as a result of the findings of an investigation by the Audit Committee of McKesson HBOC's Board of Directors, McKesson HBOC's consolidated financial statements reflect amounts for HBOC (pre-Merger) that are restated from those previously reported by HBOC (pre-Merger) in HBOC's fiscal 1999 quarterly results and annual results for fiscal 1998 and 1997. At no time has NYSCRF alleged that McKesson's pre-Merger financial statements were inaccurate or misleading in any way.


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
THE UNJUST ENRICHMENT

     10. McKesson HBOC was harmed by HBOC's misstated financial statements. Because HBOC's financial statements prior to the Merger reflected improperly recorded revenue, the price of the HBOC shares exchanged by NYSCRF and the other HBOC Shareholders was artificially inflated. Had McKesson HBOC known about the accounting errors at HBOC, it would not have acquired HBOC on the terms contained in the Merger. Because of the accounting errors at HBOC, McKesson HBOC paid more than it should have for HBOC's shares.

     11. NYSCRF and the other HBOC Shareholders benefitted from the harm suffered by McKesson HBOC. For example, NYSCRF, which owned in excess of three million artificially inflated HBOC shares prior to the Merger, exchanged those artificially inflated HBOC shares for McKesson shares (which became shares of McKesson HBOC). In that transaction, McKesson HBOC did not receive the appropriately valued consideration for which it bargained. Had HBOC's true financial condition been disclosed prior to the Merger, the Exchange Ratio governing the exchange of HBOC shares for McKesson HBOC shares would have been altered to reduce the amount of shares of McKesson HBOC common stock received by NYSCRF and the other HBOC Shareholders.

     12. As a result of HBOC's misstatements, and the incorrect Exchange Ratio which was based upon those misstatements, NYSCRF and the other HBOC Shareholders received more shares of McKesson HBOC common stock than those to which they were entitled. NYSCRF and the other HBOC Shareholders received that unjust benefit at the direct expense of McKesson HBOC, which received less value for the shares it issued than that to which it was entitled or was led to believe it was getting in the Merger.

     13. As a result, NYSCRF and the other HBOC Shareholders have thus been unjustly enriched at the expense of McKesson HBOC. Justice requires that McKesson HBOC be allowed to recover that benefit. Accordingly, McKesson HBOC seeks damages and an order from the Court compelling NYSCRF and the other HBOC Shareholders to disgorge the amount of their unjust enrichment to McKesson HBOC.


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                                   THE PARTIES

     14. Plaintiff McKesson HBOC is a Delaware corporation which was renamed in (but otherwise structurally unchanged by) a merger between its wholly-owned subsidiary, Merger Sub, and HBOC, which became effective on January 12, 1999. McKesson HBOC has executive offices in San Francisco, California.

     15. Defendant NYSCRF is a public pension system established by Article 9 of the New York Retirement and Social Security Law. NYSCRF holds and invests the assets of the New York State and Local Employees' Retirement System and the New York State and Local Police and Fire Retirement System. H. Carl McCall, the Comptroller of the State of New York, is the sole trustee of NYSCRF and he has sole investment and fiduciary responsibility for managing its assets. NYSCRF and McCall are citizens of the State of New York. On January 12, 1999, NYSCRF exchanged nearly 3.1 million shares of HBOC for shares of McKesson HBOC.

     16. By Order dated December 22, 1999, the Court appointed NYSCRF as Lead Plaintiff in the Securities Litigation. In the Securities Litigation, NYSCRF asserts claims under Fed. R. Civ. P. 23(a) and 23(b)(3) on behalf of a class that includes all persons who acquired McKesson common stock in exchange for shares of HBOC in the Merger. Among those excluded from the class alleged by NYSCRF in the Securities Litigation is any person who was an officer or director of HBOC from January 20, 1997, through January 12, 1999. On November 14, 2000, NYSCRF filed the Second Amended Complaint.

                             JURISDICTION AND VENUE

     17. The Court has jurisdiction over the claims asserted in this action pursuant to 28 U.S.C. section 1332, in that the matter in controversy is between citizens of different states and that the matter in controversy exceeds the sum or value of $75,000 for each member of the Defendant Class defined below. In addition, the claims asserted in this action are also compulsory counterclaims in the Securities Litigation. The Court therefore also has supplemental jurisdiction over McKesson HBOC's claims against NYSCRF and the defendant class pursuant to 28 U.S.C. section 1367, in that the claims arise out of the transactions and occurrences that are the subject matter of claims enumerated in the Second Amended Complaint in the Securities Litigation and form a part of the same case or controversy under Article III of the United States Constitution. This Court also has jurisdiction over McKesson HBOC's request for declaratory relief pursuant to 28 U.S.C. section 2201.

     18. Venue is proper in this District pursuant to 28 U.S.C. sections 1391(a) and (b) and Rule 13(a) of the Federal Rules of Civil Procedure in that a substantial part of the events giving rise to the claims asserted herein occurred in this District. In addition, McKesson HBOC maintains its principal office in this District.

                            INTRADISTRICT ASSIGNMENT

     19. This action should be assigned to the San Jose Division as required by Pretrial Order No. 1 (filed February 2, 2000) issued by this Court in the Securities Litigation, because this action relates to the subject matter of the Securities Litigation.

                               FACTUAL BACKGROUND

A. MCKESSON AND HBOC: BEFORE THE MERGER

     20. Prior to the merger of its subsidiary with and into HBOC, McKesson was a Delaware corporation headquartered in San Francisco, California. McKesson was one of the country's largest distributors of ethical and proprietary drugs, medical-surgical supplies and health and beauty products. After its subsidiary merged with HBOC, with HBOC the surviving corporation, McKesson was renamed McKesson HBOC.

     21. Prior to merging with McKesson's subsidiary, HBOC was a Delaware corporation headquartered in Atlanta, Georgia. HBOC was one of the country's largest providers of integrated patient care, clinical, financial, managed care and strategic management software solutions for the healthcare industry.

B. THE MERGER AGREEMENT

     22. In the Fall of 1998, McKesson and HBOC representatives explored the possibility of a business combination between McKesson and HBOC.

     23. Pursuant to an Agreement and Plan of Merger between McKesson and HBOC dated October 17, 1998 ("the Merger Agreement"), McKesson, its subsidiary Merger Sub and HBOC agreed to a merger transaction in which Merger Sub would be merged with and into

HBOC, with HBOC as the surviving corporation, subject to shareholder approval of both McKesson and HBOC shareholders and other conditions contained in the Merger Agreement. As part of the transaction, McKesson would be renamed McKesson HBOC.

     24. The transaction was approved by the shareholders of both companies holding a majority of the outstanding shares on January 12, 1999, and the Merger was completed on that date. Pursuant to the Merger Agreement, each outstanding share of HBOC common stock was converted into a right to receive 0.37 shares of newly issued McKesson common stock. Simultaneously, all shares of HBOC common stock were automatically canceled and ceased to exist. Under the terms of the Merger Agreement, the HBOC shareholders received 0.37 shares of McKesson common stock for each of their shares of HBOC common stock, and were compensated for any fractional interests with cash. In the aggregate, McKesson issued 177 million shares of its common stock for all the outstanding HBOC common stock. In addition, options to purchase HBOC common stock ("HBOC options") were exchanged for options to purchase McKesson common stock ("McKesson HBOC options") pursuant to the same exchange ratio (the "Options Exchange").

     25. Since the Merger, HBOC has been a wholly-owned subsidiary of McKesson HBOC. HBOC's existing business is referred to as McKesson HBOC's Healthcare Information Technology Business ("ITB").

C. THE RESTATEMENT

     26. After the Merger, during an audit conducted by Deloitte & Touche, McKesson HBOC's outside auditors, McKesson HBOC discovered that certain software sales revenue had been improperly recorded by HBOC. On April 28, 1999, McKesson HBOC announced that during the course of its year-end financial audit process, it had determined that certain software sales transactions amounting to $26.2 million at ITB (the former HBOC business) in the quarter ended March 31, 1999, were improperly recorded because they were subject to contingencies and had been reversed. McKesson HBOC further announced that the audit process was ongoing and that there was a possibility that additional contingent sales would be identified.

     27. On May 25, 1999, McKesson HBOC announced that it had discovered certain additional improper revenue recognition matters relating to software sales at ITB and would have to restate revenue and income for prior quarters of fiscal year 1999. McKesson HBOC also announced that its internal audit was ongoing and the financials of prior years may also have to be restated.

     28. On July 14, 1999, McKesson HBOC announced that it had completed its internal year-end audit and, as predicted in its earlier announcements, revised downward its revenues by $245.8 million for the fiscal year ended March 31, 1999, by $48.8 million for the fiscal year ended March 31, 1998, and by $33.2 million for the fiscal year ended March 31, 1997. McKesson HBOC further stated that the downward revisions resulted from the company's year-end internal and external audit process and a special review of certain accounting practices at its ITB unit (formerly HBOC) and were exclusively in the revenues and operating profits of that business. No adjustments were made to the financial results of any other McKesson HBOC business.

     29. On July 16, 1999, McKesson HBOC filed its Form 10-K/A with the SEC that reflected amounts for HBOC (pre-Merger) that were restated from those previously reported by HBOC (pre-Merger) in HBOC's fiscal 1999 quarterly results and annual results for fiscal 1998 and 1997. The Form 10-K/A disclosed that several types of improper accounting practices had been discovered at HBOC, including improper application of American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2 and 91-1, improper recognition of contingent revenues, improper backdating of contracts and certain improper adjustments to income statements.

D. DAMAGE TO MCKESSON HBOC

     30. Because HBOC's financial statements prior to the Merger were misstated, the market price of the shares of HBOC exchanged in the Merger by the HBOC Shareholders were artificially inflated. As a result, McKesson HBOC issued more shares to HBOC shareholders, including NYSCRF, than they were entitled to receive to acquire the outstanding shares of HBOC. Had HBOC's true financial condition been disclosed prior to the Merger, less


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
McKesson HBOC stock would have been issued to NYSCRF and the other HBOC shareholders, and NYSCRF and the other HBOC shareholders would have obtained shares representing a smaller percentage of the total outstanding shares of McKesson HBOC than those the HBOC shareholders actually obtained in the Merger. As a result, McKesson HBOC was damaged in an amount equal to its overpayment to NYSCRF and other HBOC shareholders. McKesson HBOC was damaged in the same manner by the Options Exchange.

     31. In addition, pursuant to the Merger Agreement, McKesson HBOC paid cash to NYSCRF and other HBOC shareholders who would otherwise be entitled to fractional shares of McKesson HBOC in the Merger transaction. Those payments of cash also unjustly benefitted NYSCRF and other HBOC shareholders at the expense of McKesson HBOC, to the extent those payments exceeded the amount to which they would have been entitled had HBOC's true financial condition been disclosed prior to the Merger.

     32. Accordingly, NYSCRF and the HBOC Shareholders have thus been unjustly enriched at the expense of McKesson HBOC. McKesson HBOC, therefore, seeks damages from NYSCRF and the other HBOC Shareholders, an order from the Court compelling NYSCRF and the other HBOC Shareholders to disgorge the amount of their unjust enrichment to McKesson HBOC, and a declaratory judgment that NYSCRF and HBOC Shareholders who are members of the defendant class are liable for the amount by which they were unjustly enriched.

                            CLASS ACTION ALLEGATIONS

     33. McKesson HBOC commences this action against NYSCRF, pursuant to Federal Rule of Civil Procedure 23, individually and on behalf of a defendant class consisting of all persons who exchanged more than 20,000 shares of HBOC common stock for shares of McKesson HBOC common stock on or after January 12, 1999 (the "Defendant Class"). Excluded from the Defendant Class are any person who, as of January 11, 2001, served as an officer, director or employee of McKesson HBOC (or its subsidiaries or affiliates) and the members of the immediate family of each such person.

     34. Because members of the Defendant Class are so numerous, joinder of all members is impracticable. The Defendant Class consists of many hundreds of persons and entities geographically dispersed throughout the United States and elsewhere.

     35. Common questions of law and fact exist as to all members of the Defendant Class and predominate over any questions affecting solely individual members of the Defendant Class. Questions of law and fact common to the Defendant Class include, but are not limited to:

   (i) Whether HBOC misstated its financial results prior to the January 12, 1999 Merger between McKesson, Merger Sub and HBOC;

  (ii) Whether the Exchange Ratio employed in the Merger was unjustly favorable to HBOC shareholders assuming that HBOC had not misstated its financial results prior to the Merger; and

 (iii) Whether members of the Defendant Class were unjustly enriched at the expense of McKesson HBOC by receiving more shares of McKesson HBOC and more of McKesson HBOC's cash than they would have received absent the misstatements of HBOC's financial results.

     36. NYSCRF's defenses are typical of the defenses of the members of the Defendant Class in that NYSCRF exchanged HBOC shares for McKesson HBOC shares on or after January 12, 1999. NYSCRF's rights and liabilities are thus coextensive with those of the absent members of the Defendant Class who also exchanged HBOC shares on that date. This Court has appointed NYSCRF as Lead Plaintiff in the Securities Litigation in which, among other things, NYSCRF purports to represent all persons who acquired McKesson common stock in exchange for HBOC common stock in the Merger. NYSCRF will fairly and adequately represent the interests of the Defendant Class. NYSCRF has asserted that it is represented in the Securities Litigation by counsel competent and experienced in class and securities litigation (Second Amended Complaint paragraph 37), and it is expected that NYSCRF will retain competent and experienced counsel in defense of this action.

     37. The maintenance of separate actions by or against individual members of the Defendant Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Defendant Class, which would establish incompatible standards of


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

conduct between McKesson HBOC and the Defendant Class. The numerous, widely dispersed, absent members of the Defendant Class are subject to suit, and may bring suit, in a variety of forums throughout the nation. Such duplicative litigation creates the risk of anomalous verdicts, establishing inconsistent or incompatible standards of conduct between McKesson HBOC and the Defendant Class. Such confusion would undermine the rights of the parties to this suit, as well as the financial markets in general.

     38. NYSCRF has acted or refused to act on grounds and in a manner generally applicable to the Defendant Class, thereby making judgment appropriate with respect to the Defendant Class as a whole. Only through a judgment binding upon all members of the Defendant Class, encompassing relevant state and federal law, can McKesson HBOC be afforded appropriate relief.

     39. A class action against the Defendant Class is superior to other available methods for the fair and efficient adjudication of this controversy. McKesson HBOC knows of no difficulty that will be encountered in the management of this litigation that would preclude its maintenance as a class action.

     40. Record owners and other members of the Defendant Class may be identified from records maintained by the transfer agents of McKesson HBOC and HBOC, and other public records. Notice may be provided to Defendant Class members via first class mail using techniques and a form of notice similar to those customarily used in class actions.

                             FIRST CLAIM FOR RELIEF

                                UNJUST ENRICHMENT

     41. McKesson HBOC repeats and realleges the allegations of paragraphs 1-40 as if fully set forth herein.

     42. NYSCRF and the Defendant Class benefitted unjustly from the Merger by receiving more McKesson HBOC shares and options, and more of McKesson HBOC's cash, than they would have received for their HBOC shares and options had the Exchange Ratio reflected the true nature of HBOC's financial condition prior to the Merger.

     43. The unjust benefit to NYSCRF and the Defendant Class came directly at the expense of McKesson HBOC. McKesson HBOC, as a result of HBOC's misstatements before the Merger, issued more shares and options of McKesson HBOC to NYSCRF and the Defendant Class, and paid them more cash, than that to which NYSCRF and the Defendant Class were entitled. McKesson HBOC was not fairly or adequately compensated for the McKesson HBOC shares, options and cash it transferred to NYSCRF and the Defendant Class in the Merger.

     44. It is unconscionable and unjust for NYSCRF and the Defendant Class to retain a benefit that has come at the expense, and to the detriment, of McKesson HBOC. Accordingly, NYSCRF and the Defendant Class should be required to disgorge the amount of their unjust enrichment to McKesson HBOC.

                             SECOND CLAIM FOR RELIEF

                             MONEY HAD AND RECEIVED

     45. Plaintiff repeats and realleges the allegations of paragraphs 1-40, and 42-44 as if fully set forth herein.

     46. NYSCRF and the Defendant Class received more McKesson HBOC shares and options, and more of McKesson HBOC's cash, than they would have received for their HBOC shares and options had the Exchange Ratio reflected the true nature of HBOC's financial condition prior to the Merger. McKesson HBOC was not adequately compensated for the McKesson HBOC shares, options and cash it transferred to NYSCRF and the Defendant Class in the Merger.

     47. McKesson HBOC has a right to the excess benefit received by NYSCRF and the Defendant Class. It is unconscionable and unjust for NYSCRF and the Defendant Class to retain a benefit that has come at the expense, and to the detriment, of McKesson HBOC. Accordingly, NYSCRF and the Defendant Class should be required to pay damages to McKesson HBOC equal to the amount of excess benefit NYSCRF and the Defendant Class received from McKesson HBOC in the Merger.

                             THIRD CLAIM FOR RELIEF

                              MONEY PAID BY MISTAKE

     48. Plaintiff repeats and realleges the allegations of paragraphs 1-40, 42-44 and 46-47 as if fully set forth herein.

     49. NYSCRF and the Defendant Class received more McKesson HBOC shares and options, and more of McKesson HBOC's cash, than they would have received for their HBOC shares and options had the Exchange Ratio reflected the true nature of HBOC's financial condition prior to the Merger. Because of the mistake of fact regarding HBOC's financial condition prior to the Merger, McKesson HBOC was not adequately compensated for the McKesson HBOC shares, options and cash it transferred to NYSCRF and the Defendant Class in the Merger.

     50. McKesson HBOC has a right to the excess benefit received by NYSCRF and the Defendant Class. It is unconscionable and unjust for NYSCRF and the Defendant Class to retain a benefit that has come at the expense, and to the detriment, of McKesson HBOC. Accordingly, NYSCRF and the Defendant Class should be required to pay damages to McKesson HBOC equal to the amount of excess benefit NYSCRF and the Defendant Class received from McKesson HBOC in the Merger.

                             FOURTH CLAIM FOR RELIEF

                              DECLARATORY JUDGMENT

     51. McKesson HBOC repeats and realleges the allegations of paragraphs 1-40, 42-44, 46-47 and 49-50 as if fully set forth herein.

     52. An actual controversy has arisen and now exists between McKesson HBOC and NYSCRF concerning their respective rights and duties in that McKesson HBOC contends that NYSCRF and the Defendant Class were unjustly enriched at the expense of McKesson HBOC by receiving more McKesson HBOC common stock shares and options, and more of McKesson HBOC's cash, than they would have received had HBOC's true financial condition been disclosed prior to the Merger.

     53. A judicial declaration is necessary and appropriate at this time under


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
the circumstances pursuant to 28 U.S.C.section 2201 and Rule 57, Fed. R. Civ. P.

     54. McKesson HBOC, therefore, seeks a declaration that the HBOC shares and options exchanged by NYSCRF and the Defendant Class were artificially inflated, that the Exchange Ratio was improperly calculated, and that NYSCRF and the Defendant Class will be unjustly enriched at the expense of McKesson HBOC and its shareholders if they are allowed to retain the McKesson HBOC shares, options and cash in excess of the amount that NYSCRF and the Defendant Class would have been entitled to receive had HBOC's true financial condition been disclosed prior to the Merger.

     WHEREFORE, Plaintiff McKesson HBOC respectfully prays for judgment as follows:

             A. Declaring this action to be a proper defendant class action maintainable pursuant to Rule 23 of the Federal Rules of Civil Procedure and declaring NYSCRF to be a proper class representative;

             B. Declaring that the HBOC shares and options exchanged by NYSCRF and the Defendant Class were artificially inflated, that the Exchange Ratio was improperly calculated, and that NYSCRF and the Defendant Class will be unjustly enriched at the expense of McKesson HBOC and its shareholders if they are allowed to retain the McKesson HBOC shares, options and cash in excess of the amount that NYSCRF and the Defendant Class would have been entitled to receive had HBOC's true financial condition been disclosed prior to the Merger;

             C. Ordering NYSCRF and the Defendant Class to disgorge the amount of their unjust enrichment to McKesson HBOC;

             D. Awarding McKesson HBOC compensatory damages as permitted by law;

             E. Awarding McKesson HBOC its costs and disbursements, including attorneys' fees, incurred in this action; and

             F. Granting McKesson HBOC such other and further relief as the Court shall deem just and proper.

DATED: January 10, 2001


                           SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

                           By:           /s/ JAMES E. LYONS
                              --------------------------------------------------
                                            James E. Lyons

                              Attorneys for Plaintiff and Counterclaim Plaintiff
                                            McKESSON HBOC, INC.

                               JURY TRIAL DEMANDED

     McKesson HBOC demands a trial by jury of all issues so triable.

DATED: January 10, 2001


                           SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

                           By:          /s/ JAMES E. LYONS
                              --------------------------------------------------
                                              James E. Lyons

                              Attorneys for Plaintiff and Counterclaim Plaintiff
                                             McKESSON HBOC, INC.